Exhibit 10.14

Lilis Energy, Inc.
300 E. Sonterra Blvd.
Suite 1220
San Antonio, TX 78258

August 12, 2017

BY E-MAIL

Värde Partners, Inc.
901 Marquette Ave S. Suite 3300
Minneapolis, MN 55402
Attention: Legal Department
Email: legalnotices@varde.com and mspecks@varde.com

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of the date hereof (the “Loan Agreement”), by and among Lilis Energy, Inc., a Nevada corporation (the “Borrower”), the guarantors party thereto, Wilmington Trust, National Association, as administrative agent, and each lender party thereto. Terms that are defined in the Loan Agreement and that are used but not defined in this Letter have the meanings given them in the Loan Agreement.

The Borrower hereby agrees that from and after the Effective Date and until the Term Loan Conversion, the Lead Lender shall have the right to appoint one member to the Board of Directors, who shall be reasonably acceptable to the Borrower. As promptly as reasonably practicable following written notice from the Lead Lender to the Borrower designating the person to be appointed to the Board of Directors pursuant to this Letter, the Board of Directors shall appoint the person designated by the Lead Lender to the Board of Directors. If any vacancy is then existing on the Board of Directors, the Board of Directors shall appoint such person to fill such vacancy, or, if no vacancy is then existing, the Board of Directors shall increase the number directors constituting the full Board of Directors by one and appoint such person to fill the vacancy resulting from such increase. From and after the Effective Date and until the Term Loan Conversion, the Borrower agrees, to the fullest extent permitted by law, to include in the slate of nominees recommended by the Board of Directors at any meeting of stockholders called for the purpose of electing directors, the person designated by the Lead Lender pursuant to this Letter and, as applicable, to use its best efforts to cause the election of each such designee to the Board of Directors, including nominating each such individual to be elected as a director as provided herein, recommending such individual’s election and soliciting proxies or consents in favor thereof.

Section 10.09 of the Loan Agreement is hereby incorporated herein mutatis mutandis.

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Very truly yours,

LILIS ENERGY, INC.

By:	/s/ Joseph Daches
Name: Joseph C. Daches
Title: Chief Financial Officer

[Signature Page]

ACCEPTED AND AGREED TO:

VARDE PARTNERS, INC., as Lead Lender

By:	/s/ Markus Specks
Name: Markus Specks
Title: Managing Director

[Signature Page]